UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009 (January 30, 2009)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition

On January 30, 2009, Southern Copper Corporation, or SCC, issued a press release announcing financial results for the quarter and twelve month period ended on December 31, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed as "filed" for purposes of Section 18 of the Securities Act of 1934. Accordingly, this information will not be incorporated by reference into any registration statement or other document filed by Southern Copper Corporation pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated in such filing.

ITEM 8.01 OTHER EVENTS

On January 30, 2009, SCC issued a press release announcing a quarterly dividend of U.S.¢11.7 per share payable on March 30, 2009, to shareholders of record at the close of business on March 11, 2009. A copy of SCC's press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SCC further announced that as part of the U.S.$500 million share repurchase program approved by its Board of Directors in 2008, SCC has repurchased 29.6 million shares of its common stock at an average price of U.S.$13.52 per share, resulting in a 3.5% increase of the existing shareholders' participation in SCC common stock.

ITEM 9.01   Financial Statements and Exhibits

(d)       Exhibits:

99.1           Press releases of Southern Copper Corporation dated January 30, 2009, furnished pursuant to Item 2.02 of this Form 8-K.

99.2           Press releases of Southern Copper Corporation dated January 30, 2009, furnished pursuant to Item 8.01 of this Form 8-K.

INDEX TO EXHIBITS

           Exhibits

           99.1           Press releases of Southern Copper Corporation dated January 30, 2009, furnished pursuant to Item 2.02 of this Form 8-K.

99.2           Press releases of Southern Copper Corporation dated January 30, 2009, furnished pursuant to Item 8.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Genaro Guerrero Díaz Mercado
Name:	Genaro Guerrero Díaz Mercado
Title:	Vice President, Finance and Chief Financial Officer

Date:  January 30, 2009